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                                                                     Exhibit 8.1


                                                     May 12, 1998


Yorkshire Power Group Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

Yorkshire Power Finance Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     We are acting as United States counsel to Yorkshire Power Group Limited and Yorkshire Power Finance Limited in connection with the preparation of a Registration Statement on Form S-1, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on March 13, 1998 (the "Registration Statement").

     We hereby confirm that the statements as to matters of law and legal conclusions set forth under the caption "Certain Income Tax Considerations- US Federal Income Tax Considerations" in the preliminary prospectus included in the Registration Statement are the opinions of Dewey Ballantine LLP and are correct in all material respects.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Material Income Tax Considerations - US Federal Income Tax Considerations" in the preliminary prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            DEWEY BALLANTINE LLP